Exhibit 99.1

REVA Medical Files for Court Approval of Prepackaged Plan of Reorganization

Sydney, Australia and San Diego, California (Wednesday, 15 January 2020 AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) announced today that it has filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court in Delaware. Prior to the filing, on December 23, 2019, REVA entered into a Restructuring Support Agreement with certain of its key stakeholders. The Restructuring Support Agreement set forth the details of a series of restructuring transactions aimed to address the Company’s outstanding debt structure through a significant deleveraging and position the Company for long-term growth.

In connection with the Chapter 11 filing and pursuant to the Restructuring Support Agreement, the Company filed a prepackaged plan of reorganization setting forth the details of the restructuring transactions and a series of motions requesting relief from the Bankruptcy Court to allow normal business operations. Upon approval by the Court, REVA will pay employee wages and benefits without interruption and pay vendors and suppliers in the normal course of business. Throughout this process, REVA will continue ordinary course operations, including upholding the terms of its international licensing agreements and separately expects to use provisions in the Bankruptcy Code that require suppliers to meet the terms of their pre-existing contracts.

The Company hopes to emerge from the Chapter 11 process as quickly as practicable as a standalone private enterprise focused on its peripheral vascular product line and further development of the embolics business.

“While the clinical outcomes data from the Company’s Fantom and Fantom Encore bioresorbable scaffolds (BRS) remains excellent, BRS adoption has been greatly impacted by concerns with clinical data from inferior competitive devices. As a result, we are focusing on opportunities in the peripheral interventional and embolics market segments,” said Jeffrey Anderson, President.

In conjunction with the restructuring, REVA has secured additional pre-petition financing of $4.4 million, which, combined with additional post-bankruptcy exit financing will allow REVA to meet its near-term financial commitments.

More detailed information of the Plan is available in the Company’s Restructuring Support Agreement, which is filed on Form 8-K with the U.S. Securities and Exchange Commission (“SEC”) on January 14, 2020.

Additional information regarding the Company’s chapter 11 case, Case No. 20-10072 (Bankr. D. Del.), can be found at http://case.stretto.com/reva.

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HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding commercial operations and sales, clinical trials, pipeline product development, and future financings. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 7, 2018, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About REVA Medical

REVA Medical is a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. The Company’s products include the Fantom Encore and MOTIV bioresorbable vascular scaffolds for the treatment of coronary artery disease and below-the-knee peripheral artery disease, respectively. REVA is currently selling Fantom Encore in Germany, Switzerland, Austria, the Netherlands, Belgium, Luxembourg, Italy and Turkey and is in the process of commercializing Fantom Encore in seven additional countries. REVA is based in San Diego, California.

Fantom, Fantom Encore, and Tyrocore are trademarks of REVA Medical, Inc.

Contact

REVA Medical, Inc.

Jeffrey Anderson

President

+1 858-966-3038

ir@revamedical.com

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability